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                                                                   EXHIBIT 10.24


                                     LEASE

     This Lease is executed on this 9th day of August, 1993, by and WRC Properties, Inc. (hereinafter called "Landlord"), and Cell Pathways Inc., a Delaware corporation (hereinafter called "Tenant").

1.   Demise

     1.1 In consideration of the timely payment of the rent and performance of all of the covenants and agreements by Tenant as are hereinafter set forth, Landlord hereby leases and demises unto Tenant, and Tenant accepts, the Demised Premises (as hereinafter defined), together with the right to use in common with Landlord, its other tenants, subtenants and invitees thereof the common exterior parking, service drives and trash collection areas hereinafter designated for Tenant's use.

2.   Definitions

     Throughout this Lease, the following terms or words shall have the following meaning, to wit:

     2.1 "Demised Premises" is that part of the Project, being suite number 110, comprising a total floor area of 7930 square feet, in the building addressed as 1300 South Potomac, Aurora, Colorado ("Building"), and the non-exclusive right to use the balance of the "Project", both of which are identified on Exhibit "A", attached hereto and incorporated herein by reference.

     2.2 "Project" is that particular development, consisting of land, four (4) buildings and other improvements, one of which is the Building, containing the Demised Premises, all of which is depicted on Exhibit "A". The Project may be a part of a development of greater size, located on the lands adjoining the Project, which total development, including the Project, is hereafter called "Development."

     2.3 "Commencement Date" is (a) the 1st day of October, 1993, or (b) that date on which Tenant shall have first taken possession of any part of the Demised Premises, whichever shall first occur. The actual Commencement Date shall be memorialized as provided in Section 2.5 hereof.

     2.4 "Proportionate Share" is that percentage determined by dividing the square footage from time to time in the Demised Premises (i.e., presently 7,930) by the total square footage from time to time in the buildings in the Project (i.e., presently 144,148). Such share shall apply, among other items, to the determination of Tenant's Additional Rent.

     2.5  "Term" means a period of five (5) years and six (6) months and zero
(0) days to be computed from 12:01 a.m. on the Commencement Date (if clause "(a)" of Section 2.3 hereof is applicable, but if clause "(b)" thereof is applicable, then such other period of years, months and days as shall be determined based upon the actual Commencement Date as determined in

                                      1.
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accordance with said clause "(b)" and expiring at 12 o'clock midnight on the
31st day of March 1999, unless earlier terminated in accordance with the provisions of this Lease. See Addendum regarding Possession or Delay in Commencement or Term.

     2.6 "Rent" means the "Base Rent" as is hereinafter defined, and all other financial obligations of Tenant hereunder which are herein described as "Additional Rental" or "Additional Rent."

                              TENANT'S COVENANTS

3.  Rent

     3.1 Base Rent.* Tenant covenants and agrees to timely pay without notice, deduction, set-off or abatement, to Landlord at its offices, or such other address as Landlord may notify Tenant, an annualized Base Rent of Forty-Eight Thousand Two Hundred Fourteen and 44/100 Dollars ($48,214.44**) for the term hereof, in lawful money of the United States, in equal consecutive monthly installments of Four Thousand Seventeen and 87/100 Dollars ($4,017.87) each, in advance on the first day of each month during the Term hereof.*** If the Term hereof commences, expires or is terminated on any day other than the first or last day of a month, respectively, the Rent for the month in which such shall occur shall be adjusted on a per diem basis.


*    See Addendum regarding Rent Abatement/Rent Escalation.
**   See Addendum regarding Base Rent breakdown.
***  With a ten day (10) grace period.

                                      2.
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     3.2  Rent Adjustments/Additional Rent. Commencing with the thirteenth
(13th) month of this Lease, to the extent that the Proportionate Share of the Operating Costs, as said term is hereinafter defined, on a calendar year basis, exceeds (or is estimated by Landlord to exceed, subject to adjustment as hereinafter provided in Section 3.2.2) Two and 33/100 Dollars ($2.33) per square foot of the Project ("Landlord's Share"), the Tenant agrees to pay the same to Landlord in the manner provided in said Section 3.2.2 as Additional Rental.

          3.2.1 Operating Costs. The term "Operating Costs" means the total amounts paid or payable by Landlord, or others on behalf of Landlord, in any calendar year, in connection with the ownership, maintenance, repair and operations of the Project, including the Building and, including without limiting the generality of the foregoing, the amounts paid for all energy and fuel used in connection with common areas and used in and about the Project, but not in the Demised Premises, the amount paid for all electricity furnished to the Project, other than electricity furnished to and paid for by tenants in accordance with their separate meters; the amount paid for all hot and cold water other than that chargeable to tenants by reason of their extraordinary consumption of water; the amount paid for all labor and/or wages and other payments including cost to Landlord of workmen's compensation and disability insurance, payroll taxes, welfare and fringe benefits made to janitors, security personnel, employees, contractors and subcontractors of the Landlord involved in the operation and maintenance of the Project; sewer taxes and charges; Real Estate Taxes (as are hereinafter described); managerial, administrative and telephone expenses related to the Project; the total charges of any independent contractors employed in the care and operation, maintenance and cleaning of the Project, including snow and trash removal and landscaping; the amount paid for all supplies, tools, equipment and necessities which are occasioned by everyday wear and tear; the cost of accounting services necessary to compute the rents and charges payable by tenants; legal, inspection and consulting services; the cost of pest control; the cost of guards and other protection services; payments of general maintenance and repairs to the plant and equipment supplying climate control; and the amount paid for premiums for all insurance required or deemed desirable from time to time by Landlord or Landlord's mortgagee(s), including without limitation loss of rent or business interruption insurance. Operating Costs shall not, however, include interest on debt, capital retirement of debt, costs properly chargeable to capital account except for capital expenditures which reduce operating expenses in which case such expenditures shall be amortized over the life of the object for such capital expenditure, or any cost which is charged to and collected from any tenant of the Project on account of any negligent or willful act or omission of such tenant or for which such tenant may be liable, contractually or otherwise. The reference to "Project" in this subparagraph (b) shall include all related facilities, including sidewalks, loading and/or parking areas and driveways, landscaping, curbs, curb cuts and other public areas in or around the Building, other buildings and improvements in the Project. The provision or termination of such services or others and the degree thereof shall be determined by Landlord. Moreover, when Landlord causes services to be rendered by independent third parties, Landlord shall have no liability for the performance thereof or liability therefor, provided that Landlord has not been grossly negligent in the hiring and supervision of such third parties.

                                      3.
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          (a)  "Real Estate Taxes" shall mean and include all general and special taxes, assessments, duties and levies, charged and/or levied upon or assessed against the Project or any part thereof, including by way of illustration, the Building, the land upon which it is located, any leasehold improvements, fixtures, installations, additions and equipment, whether owned by Landlord or Tenant, provided that Tenant shall not be burdened with taxes attributable to improvements, fixtures, installations, additions and equipment owned or used by another Tenant in the Project. Further, if at any time during the Term of this Lease the method of taxation of real estate prevailing at the time of execution hereof shall be, or has been altered so as to cause the whole or any part of the taxes now or hereafter levied, assessed or imposed on real estate to be levied, assessed or imposed upon Landlord, wholly or partially, as a capital levy, sales tax, value added tax, or otherwise, or on or measured by the rents received therefrom, then such new or altered taxes attributable to the Project shall be deemed to be included within the term "Real Estate Taxes" for purposes of this Section.

          (b) In the event that more than the Project is developed in the Development, there may be expenditures that are common to the Project and either parts or all of such additional development, in which event the Landlord shall allocate the same, to extent applicable, as Landlord shall determine, to the Project, provided that the Project shall not be burdened thereby in excess of value reasonably conferred.

          3.2.2 Payment of Additional Rent. Any Additional Rent payable by Tenant under Section 3.2 hereof shall be paid as follows, unless otherwise provided: during the Term, Tenant shall pay to Landlord, monthly, in advance, one-twelfth (1/12) of the amount of such Additional Rent on a calendar year basis, as estimated by Landlord to become due from Tenant. Such estimate must be adjusted by Landlord no less frequently than on an annual calendar year basis, and Tenant shall pay installments of Additional Rent according to such estimate. Landlord shall first deduct from the Operating Costs one-twelfth (1/12) of Landlord's Share allocable to the Demised Premises in arriving at each month's assessment of Additional Rent of the Tenant. As soon as the pro rata amount payable by the Tenant for each calendar year, including the final such year or portion thereof, has been determined, the amount shall be adjusted between the Landlord and the Tenant. In such final year or portion thereof, any adjustment required hereunder shall be made within sixty (60) days of such year's end. This adjustment provision shall survive the termination or expiration of this lease.

          3.2.3  Records. In connection with payment of Additional Rent under
Section 3.2 hereof, Tenant, at its expense, may examine the books of the Project, pursuant to thirty days advance written notice, at Landlord's corporate offices, and provided that same shall be conducted in a manner so as not to interfere with or interrupt the operations of Landlord. Such examination, however, shall not extend the due date for payment. In the event any dispute shall arise relating to the accounting treatment of a component of such Additional Rent, the determination of a mutually agreed upon independent certified public accountant shall be binding on all parties.

     3.3 Late Payments. In the event Tenant (more than three (3) times) makes a payment of Rent or any component thereof which is less than the full amount of such Rent or

                                      4.
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component thereof then due, or returned marked "NSF" or "Account Closed" or the like, Landlord may thereafter require Tenant to make all future payments of Rent by certified or cashier's checks from banks located in the Denver Metropolitan Area.

4.  Use of Demised Premises

     4.1 Permitted Uses. Tenant shall use and occupy the Demised Premises only Pharmaceutical and Biotechnology Research and development and general business offices in an orderly, legal, reputable and safe manner and, to the extent of Tenant's right to do so, to use the balance of the Project for only the purposes for which it was designed and to do so in the aforesaid manner. Tenant shall exercise reasonable diligence and discipline to cause its invitees, suppliers, independent contractors, customers and agents to conform to the foregoing. No sign (except for permitted standard building signage per Exhibit "C"), fixture, advertisement or notice shall be displayed, inscribed, painted or affixed or established by Tenant on or in any part of the Demised Premises, Building and/or Project, except that signs may be displayed upon the interior of the Demised Premises which are not visible from without the Demised Premises and which do not damage or deface any component thereof, reasonable wear and tear excluded. Except for building standard materials and colors, Tenant shall not install any draperies, shades or venetian blinds visible from the exterior of the Building, unless the color, materials, shape, style and size shall have been approved by the Landlord which approval shall be within the sole discretion of Landlord. In no event shall Tenant cause waste to occur in, on or about the Demised Premises or Project. Tenant shall conform to the Rules and Regulations which are attached hereto, and incorporated by reference as, Exhibit "C", and all modifications and additions thereto which are periodically promulgated by Landlord. Landlord shall have the right at all times to change the Rules and Regulations or to amend or supplement them in any reasonable manner as may be deemed advisable for the safety, care and/or cleanliness, and for the preservation of good order, in the Project and Development and any and all components thereof, including the Demised Premises, provided they do not interfere with the Permitted Uses.

5.  Services

     5.1 Energy. Tenant shall independently contract with third parties for its gas and electrical energy to be used in and on the Demised Premises and shall timely pay therefor. Landlord has no obligation to provide any energy, fuel or telephone to Tenant for Tenant's use, or for Tenant's operations in and around the Demised Premises.

     5.2 Janitorial Services and Security Protection. If such services are desired, Tenant at its sole expense shall timely pay all charges and costs for janitorial services performed in and security protection for the Demised Premises during the Term of this Lease. Tenant shall independently contract for such services with a provider of such services.

                                      5.
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6.  Alterations/Repairs

     6.1  By Tenant.

          6.1.1 Alterations. Tenant shall make no structural alterations, structural decorations, structural improvements or structural additions, in, on or around the interior or exterior of the Demised Premises, or remove its improvements which may become Landlord's property (hereinafter collectively referred to as "alterations"), as hereafter provided, without first obtaining the written consent of Landlord, which shall not be unreasonably withheld, after Tenant shall have submitted its final plans and specifications relating thereto. Such work must be performed in accordance with such drawings and specifications and by such contractors engaged by Tenant, approved in writing by Landlord and subject to all reasonable conditions which Landlord may impose, which shall not be unreasonably withheld. All such work shall be performed free and clear of all mechanic's and/or materialmen's liens and Landlord shall have no liability for, or whatsoever in connection with, the performance of such work, notwithstanding its consent to any plans and specifications or Tenant's contractor. Provided nevertheless that Landlord may at its option, pursuant to contracts approved by Tenant, which approval shall not be unreasonably withheld, at Tenant's expense, require that Landlord's designated contractors be engaged for any mechanical, electrical work or other work affecting the structure of the Building, including, without limitation, at any time and from time to time, repairs when same, in Landlord's opinion, are needed and periodic maintenance consistent with manufacturers' recommendations and/or requirements and in accordance with the recommendations and/or requirements specified by the installing mechanical engineer or contractor or any mechanical engineer retained or designated by Landlord. At Landlord's election, Tenant shall submit to Landlord's supervision over construction, shall provide Landlord upon request with financial assurances prior to the commencement of alterations, and, pursuant to contracts approved by Tenant, which approval shall not be unreasonably withheld, promptly pay to Landlord's or to Tenant's subcontractors as the case may be, when due, the cost of all such work and of all materials, labor and services involved therein. Tenant covenants that Tenant will not suffer or permit during Term hereof any mechanics' or other liens for work, labor, services or materials ordered by Tenant or for the cost of which Tenant may be obligated, pursuant to contracts approved by Tenant, which approval shall not be unreasonably withheld, to attach to Demised Premises, the Building or portion of the Project and that whenever and so often as any such liens shall attach or claims therefor shall be filed, Tenant shall within forty-five (45) days after Tenant has notice of the claim of lien, procure the discharge thereof. Tenant shall, at its own cost and expense, take out or cause to be taken out any additional insurance and payment and performance bonds reasonably required by Landlord to protect Landlord's and Tenant's interest during the period of, or otherwise with respect to, the alteration. At least five (5) days prior to the commencement of any work permitted to be done by Tenant, Tenant shall notify Landlord of the proposed work and the names and addresses of the persons supplying labor and materials for work so that Landlord may avail itself of the provisions of Colorado law. During any such work
                                       6.
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on Demised Premises, Landlord shall have the right to inspect the Demised
Premises at all reasonable times, and shall have the right to post thereon notices such as those provided for by Colorado law. All alterations, additions or improvements made by either party (except only moveable office furniture not attached to the Building and laboratory equipment, shelves, cabinets, animal cages, supplies and equipment), at the expense of either party, shall be deemed a part of the Building and the property of Landlord and shall remain upon and be surrendered with the Demised Premises as a part thereof without molestation, disturbance or damage at the termination or expiration of this Lease. Notwithstanding said ownership of such items, the Landlord may notify Tenant prior to the end of the term that it elects to have Tenant remove said additions, alterations, and improvements and restore the Demised Premises to the condition in which said Premises were prior to the making of such alterations, additions or improvements, reasonable wear and tear excepted, provided, however, that this shall not apply to tenant improvements constructed in accordance with Exhibit B-2. In such event title to such items shall pass to Tenant upon removal, but no express or implied warranties by Landlord relating to such property shall occur incidental to such transfer or otherwise. This covenant includes the obligation to replace broken glass on or constituting a portion or component of the Demised Premises.

          6.1.2  Repairs.

                 (a) Tenant shall, at its own cost and expense, (1) repair or replace any damage to all or any part of the Demised Premises or any other portion of the Project or Development caused by Tenant or Tenant's agents, employees, invitees, licensees or visitors; (2) continuously maintain or cause to be maintained, as suggested by equipment manufacturer, all heating, air conditioning, plumbing, venting and electrical systems and equipment in a safe and good operating condition; (3) to maintain the balance of the Demised Premises or any component thereof (except for items of maintenance and repair specifically assumed by Landlord hereunder, but including doors, stairs, loading docks, signs, etc.) in safe, well maintained condition. If Tenant fails to promptly maintain or repair as aforesaid despite notice from Landlord, Landlord, at its option, may maintain or make the repairs or replacements and Tenant shall reimburse Landlord for the cost thereof, plus interest at the rate hereinafter specified, within five (5) days after demand by Landlord.

                 (b) Tenant shall not allow any damage to be committed on any portion of the Demised Premises, Project and Development and, at the termination of this Lease, by lapse of time or otherwise, Tenant shall deliver the Demised Premises to Landlord in as good condition as at the date of first possession of Tenant, ordinary wear and tear, and permitted alterations and improvements, excepted. The cost and expense of any repairs necessary to so restore the condition of the Demised Premises shall be borne by Tenant but, if Landlord specifically undertakes to restore the Demised Premises pursuant to contracts approved by Tenant, which approval shall not be unreasonably withheld, it shall have a right of reimbursement from Tenant, plus interest at the rate hereinafter specified, within five (5) days after demand by Landlord.

                 (c) Tenant shall conform to the requirements of 6.1.1 hereof when it performs or causes to be performed any repairs.

                                       7.
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     6.2  By Landlord.

          6.2.1 Repairs. Unless otherwise expressly provided, Landlord shall not be required to make any improvements, replacements or repairs of any kind or character to the Demised Premises, the Project or the Development or any portion thereof during the term of this Lease, except those relating to the maintenance of the roof, foundation, and the structural support of the roof and exterior walls (excluding all doors, loading docks, exterior stairs, Tenant signs and related equipment) of the Demised Premises, Project and Development in good repair and condition, except for reasonable wear and tear. Landlord shall not be liable to Tenant, except as expressly provided in this Lease, for any damage or inconvenience, and Tenant shall not be entitled to any abatement or reduction of rent by reason of any repairs, alterations or additions required to be made by Landlord under this Lease.

          6.2.2 Alterations. Landlord hereby reserves the right from time to time to make repairs in and/or to or changes in, additions to, subtractions from or rearrangements of the Demised Premises, the Project or the Development, including, without limitation, all improvements at any time thereof, all entrances and exits thereto, and to grant, modify and terminate easements or other agreements pertaining to the use and maintenance of all or parts of the Building or Project and to make changes or additions to the pipes, conduits, utilities and other necessary services in and/or to the Demised Premises or which serve other portions of the Project or the Development, provided that Tenant shall not be thereby unreasonably restricted in Tenant's quiet enjoyment of the Demised Premises for the Permitted use.

     6.3  Liability Limitations.

          6.3.1 Landlord's Liability. Tenant shall neither hold nor attempt to hold Landlord liable (a) for any injury to persons, including death, or damage to property, either proximate or remote, as the result of or caused by any repairs, alterations or accident occurring in, to or upon the Demised Premises, the Project or the Development or any component thereof, to property adjacent to the Project or the Development, or other parts of the Building not herein demised, whether by reason of the negligence or fault of the Landlord or occupants thereof or any other person or otherwise, nor (b) for any injury or damage occasioned by Landlord's simple negligence, gas, smoke, rain, snow, wind, ice, hail, water, however occasioned, lightening, earthquake, war, civil disorder, strike, lack of fuel or energy, defective electric wiring or the breaking or stoppage of the plumbing or sewerage upon, to or in the Building or adjacent premises, whether said breaking or stoppage results from freezing or otherwise; provided, however, that the foregoing shall not apply to Landlord's breach of contract, violation of law, gross negligence or intentional tort or to the extent otherwise provided for by Colorado law.

          6.3.2 Tenant Indemnification. Tenant shall indemnify, defend, and save harmless Landlord of and from all liability for damages or claims against Landlord on account of injuries to the person, including death, or damage to the property of any other tenant in the Project or the Development, or to any other person within any part of the Project or the Development for any purpose whatsoever, where the injuries are caused by the negligence or wrongful misconduct of the Tenant, its agents, servants or employees, or of any other person entering upon the

                                       8.
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Demised Premises or any part of the Project or the Development under express or implied invitation of Tenant or other parties who have a right or license to be in the Project or the Development, or where such injuries are the result of the violation of ordinances, rules, regulations, decrees or orders of any governmental or quasi-governmental agency of competent jurisdiction, including, without limitation, boards of insurance underwriters, or of any of the rules and regulations provided for herein by any of such persons; provided, however, that Tenant shall not be liable for any damages attributable to Landlord's gross negligence, breach of contract, violation of Law or intentional tort.

7.   Business and Other Taxes

     7.1 Tenant shall fully and timely pay all taxes and assessments levied, charged or assessed against or in respect of Tenant's occupancy and/or use of the Demised Premises, the Project or the Development or any activities therein conducted (e.g., sales taxes) or in respect of the personal property, trade fixtures, furniture and facilities of Tenant on the Demised Premises, the Project or the Development, if any, and to indemnify, defend and hold Landlord harmless from and against all payment of such taxes and assessments and against all loss, costs, charges and expenses (including attorneys' fees) occasioned by or arising from any and all such taxes, rates, duties, assessments and to promptly deliver to Landlord for inspection, upon request of the Landlord, evidence satisfactory to Landlord of any such payments.

8.   Acceptance of Premises

     8.1 Subject to the provisions of 2.5, Landlord will complete the Demised Premises in accordance with Exhibit "B". Tenant acknowledges that it will examine the Demised Premises before taking possession hereunder. Unless Tenant furnishes Landlord with a notice in writing specifying any defect in the construction of the Demised Premises within ten (10) days after taking possession, such taking of possession shall be conclusive evidence as against the Tenant that at the time of taking possession the Demised Premises were in good order and satisfactory condition; provided, that the following shall not apply to latent or hidden defects or conditions which are in violation of applicable laws, regulations or ordinance.

9.   Estoppel Certificates

     9.1 By Tenant. Tenant agrees that it will at any time and from time to time, upon not less than ten (10) days' prior notice, execute and deliver to the Landlord a statement in writing, provided by Landlord, certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the modifications and that the Lease, as modified, is in full force), the amount of the Rent then being paid hereunder, the dates to which the same, by installment or otherwise, and each component thereof have been paid, and whether or not there is any claimed existing default or event which with the passage of time or the giving of notice or both would result in such a default on the part of Landlord of which the Tenant has notice and such other information as may be required by Landlord, its mortgagees, prospective purchasers or any governmental entity. Failure of Tenant to timely execute said statement shall constitute an unconditional acknowledgment that the Tenant's status under the Lease is as thereafter represented by the

                                      9.
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Landlord as of the date of the request for such statement, provided that such statement as finished by Landlord to Tenant for signature is both true and complete in all material respects.

     9.2 By Landlord. Landlord agrees to provide a statement as described in and in accordance with and subject to the remedy provided in 9.1 hereof.

10.  Surrender

     10.1 End of Term. Tenant shall surrender and deliver up possession of the Demised Premises promptly at the expiration or earlier termination of this Lease.

11.  Insurance

     11.1 Tenant's Obligations. During the term of this Lease, Tenant, at its sole cost and expense and for the mutual benefit of Landlord, Landlord's mortgagee(s) and Tenant, shall obtain and maintain in full force the following insurance:

          11.1.1 Casualty. Casualty insurance, including fire, extended perils coverage and coverage for smoke damage on all of the personal property located within the Demised Premises and on all improvements which may have been made by Tenant to and/or in the Demised Premises.

          11.1.2 Property/Liability. Property damage and public liability insurance including personal injury liability, contractual liability, non-owned automobile liability, owners' and contractors' protective insurance coverage and a cross liability clause with respect to the Demised Premises and the Tenant's use of any part of the Building, the Project and the Development, and which coverage shall include the business operations conducted by the Tenant and any other persons on the Demised Premises, and by Tenant, its agents and employees, upon the Project or the Development or any portion thereof. Such policies shall be written on a comprehensive basis with limits of not less than One Million Dollars ($1,000,000.00) for any one occurrence and such higher limits as the Landlord or the mortgagee(s) of the Landlord may reasonably require from time to time.

          11.1.3 Workmen's Compensation. Workmen's Compensation insurance insuring Landlord and Tenant from all claims for personal injury and death in such amounts as may, from time to time, be sufficient to pay the maximum accumulated award allowed by Colorado law.

     11.2 Policy Requirements. Any other form or forms of insurance as the Landlord or the mortgagee(s) of the Landlord may reasonably require from time to time in form, in amounts and for insurance risks against which a prudent tenant would protect itself. All policies shall be maintained with insurers who are qualified to do business in Colorado and are acceptable to Landlord and in form satisfactory from time to time to the Landlord. The Tenant agrees that certificates of insurance will be delivered to the Landlord not later than ten
(10) days prior to Commencement Date or when Tenant takes possession of all or any part of the Demised Premises, whichever shall first occur. All policies shall name Landlord, and Landlord's

                                      10.

mortgagee(s) if Landlord so requests, as additional insureds, and shall contain an undertaking by the insurers to notify the Landlord and the mortgagee(s) of the Landlord in writing by registered or certified mail, not less than thirty
(30) days prior to the effective date of any material change, cancellation or other termination thereof.

12.  Entry by Landlord

     12.1 Entry Permitted. Without creating any obligation to repair any matter not specifically assumed by Landlord hereunder, Tenant agrees to permit Landlord, or its agents to enter upon the Demised Premises at any time for the purpose of inspecting and/or of making repairs, alterations or improvements to the Demised Premises or to the Building or any component part of either of them, and the Tenant shall not be entitled to compensation set-off or concession whatsoever for any inconvenience, nuisance or discomfort occasioned thereby. Landlord shall attempt to proceed hereunder in such manner as to minimize interference with Tenant's use and enjoyment of the Demised Premises, but, notwithstanding the foregoing, Landlord shall not be obligated to cause such work to be done on any evening, weekend, holiday or over-time basis. Tenant shall permit Landlord or its agents to exhibit and show the Demised Premises to prospective tenants during normal business hours of the last six (6) months of the Term or any renewal thereof.

13.  Assignment and Subletting

     13.1 Permissible Occupants. Tenant shall not permit any part of the Demised Premises to be used or occupied by any persons other than Tenant, and the employees, servants and agents of Tenant, nor permit any part of the Demised Premises to be used or occupied by any licensee or concessionaire, or permit any persons to be upon the Demised Premises other than Tenant and Tenant's employees, customers and others having lawful business with them. Tenant shall include such partnerships and corporations through which Tenant conducts its business as well as the University of Colorado or any subdivision thereof with which Tenant is working.

     13.2 Sublet/Assignment. Tenant shall not assign all or any interest in this Lease, nor sublet nor part with the possession of all or part of the Demised Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld; provided, however, such consent to any assignment or subletting shall not relieve the Tenant from its obligations for the payment of all Rental due hereunder and for the full and faithful observance and performance of Tenant's covenants, terms and conditions of this Lease. Without limiting the generality of anything foregoing, Landlord shall be entitled to withhold consent to a proposed assignment if the proposed assignee has either less financial stability, viability or net worth or conducts its business substantially differently from the manner or method of Tenant or shall use the Demised Premises for activities different from Tenant. The sale or transfer of "control" (as hereinafter defined) of the Tenant, if Tenant is a corporation, shall constitute an assignment of the Lease for purposes of this paragraph. "Control" shall denote a simple majority of stock ownership of a close corporation or the right to vote in sufficient quantity so as to either vary affirmative major policy and/or decisions and/or elect a substantial number of the board of directors, or prevent the affirmative vote of major policy or decisions (e.g., merger, sale of

                                      11.

substantially all assets, etc.) either by forbearing to vote or affirmatively voting against them. Consent of the Landlord to an assignment or subletting shall not in any way be construed to relieve the Tenant from obtaining the consent of the Landlord to any further assignment or subletting. Landlord's consent shall not relieve Tenant or any subsequent assignee from liability under this Lease. In no event may a Tenant sublease for a Rent that is less than the then current prevailing rate charged to new tenants in the Project. If Tenant collects any rent or other amounts from a subtenant or assignee in excess of the Base Rent, Additional Rent and Tenant's share of increases in Operating Costs, Tenant shall pay to Landlord, as and when Tenant receives the same, all such excess amounts received by Tenant.

     13.3 Landlord's Consent. If Tenant requests Landlord's consent to an assignment of this Lease or to a subletting of the whole or any part of the Demised Premises, Tenant shall submit to Landlord the name of the proposed assignee or subtenant and such information as to the nature of its business and its financial responsibility, capability and status as Landlord may reasonably require, and amount of rent to be paid, and the effective date of the proposed assignment or sublease. Upon receipt of such request and information from and/or about the Tenant's proposed assignee or subtenant, Landlord shall have the right, exercisable by notice within a reasonable period thereafter in writing to approve or disapprove of such proposed transaction or to cancel and terminate this Lease if the request is to assign this Lease or to sublet all of the Demised Premises, or if the request is to sublet a portion of the Demised Premises only, to cancel and terminate this Lease as to such portion. Such decision shall be binding upon the Tenant. No effective date of such proposed transaction shall be prior to the completion of the procedures set forth in this paragraph 13.3. Notwithstanding any approval by Landlord pursuant hereto, no such assignment or subletting shall, in any manner whatsoever, operate to or have the effect of releasing or discharging Tenant from any obligation or performance required of Tenant under any provision of this Lease. If Landlord shall exercise such right Tenant shall surrender possession of the entire Leased Premises or the portion which is the subject of the right, as the case may be, on the date set forth in such notice in accordance with the provisions of this Lease relating to surrender of the Leased Premises at the expiration of the Term. If this Lease shall be cancelled as to a portion of the Leased Premises only, the base rent (together with any escalations therein) payable by the Tenant under this Lease shall be abated proportionately.

14.  Compliance with Laws, Rules and Regulations

     14.1 Tenant's/Landlord's Obedience of Laws, Etc. Tenant and or Landlord shall comply with all laws, ordinances, orders, rules and regulations of state, federal, municipal or other governmental and quasi-governmental entities, including, without limitation, boards of insurance underwriters, agencies or bodies having jurisdiction relating to the use, condition and occupancy of the Demised Premises, the Project and the Development. Tenant and or Landlord shall neither do nor cause to be done anything that will increase the real estate taxes or insurance premiums or risks of the Landlord and or Tenant.

                                      12.

                              LANDLORD'S COVENANTS

15.  Services

     15.1 Water, Sewer and Common Area. During the Term hereof and as long as Tenant shall occupy said Demised Premises pursuant to the provisions of this Lease, and shall not then be in default of any of its obligations hereunder, Landlord agrees to furnish or cause to be furnished at those points of supply provided for general use of all tenants in the Building, physical facilities for water and sewer, exterior lighting in the Project, snow removal, centralized trash removal, landscape and parking area maintenance in the Project, as may be reasonably required for the reasonable use and occupation of the Demised Premises in conformity with all Federal and State Statutes, regulations, Presidential and governmental Executive Orders and other governmental and quasi-governmental action and/or laws applicable thereto or Landlord's voluntary program of conservation of energy or water consistent with current mores in the community. It is understood that Tenant's use of such services shall be limited to that which is necessary for normal use. Tenant shall pay on demand to Landlord for the use of such services beyond that which is necessary for normal use. Landlord shall not provide relamping or reballasting (although it reserves the right to periodically reballast and/or refixture on a group basis). Any and all of the foregoing shall be deemed Operating Costs.

     15.2 Interruption or Discontinuance of Landlord's Services. Whenever and to the extent that Landlord shall be unable to fulfill or shall be delayed or restricted in the fulfillment of any obligation hereunder in respect to the supply or provision of any service or utility or the doing of any work or the making of any repairs by reason of being unable to obtain, after reasonable efforts to do so, the material, goods, equipment, service, utility, energy, fuel or labor required to enable it to fulfill such obligation or by reason of any statute, law or any regulation or order passed or made pursuant thereto or by reason of the order or direction of any administrator, controller or board, or any governmental or quasi-governmental department or officer or other authority, or by reason of not being able to obtain any permission or authority required thereby, or during periods of inspection, alteration or improvement of the Building or any part of the Project or the Development, or by reason of any other cause beyond its control, whether of the foregoing character or not, Landlord shall be entitled to extend the time for fulfillment of such obligation by a time equal to the duration of such delay or restriction, and Tenant shall not be entitled to compensation, abatement of Rent or recovery of damages, for any inconvenience, nuisance, discomfort or otherwise thereby occasioned. Tenant agrees that if any payment of rent as herein provided shall remain unpaid for more than fifteen (15) days after it shall have become due, Landlord may, with notice to Tenant, discontinue furnishing any or all of such services until all arrearages of Rent have been paid in full, and the Landlord shall not be liable for damages to person or property for any such discontinuance or consequential damages resulting therefrom. Furthermore, such discontinuance shall not be construed as an eviction or constructive eviction of Tenant or justification for an abatement of Rent or any component thereof, or operate to release Tenant from any of the Tenant's obligations hereunder. If the utilities are shut off through the fault of the Landlord for more then three (3) days, then rent shall abate.

                                      13.

16.  Quiet Enjoyment

     16.1 Tenant's Right to Enjoy Premises. Landlord agrees that as long as the full and timely payment of the Rent shall occur and as long as Tenant keeps and performs each of its obligations under this Lease, Tenant may peaceably and quietly enjoy the Demised Premises subject, nevertheless, to all now existing or hereafter created mortgages and/or encumbrances and ground and/or other leases hereafter created to which this Lease may be or shall become subject and subordinate, provided that Tenant's rights hereunder shall not be thereby diminished nor obligations thereby increased. Subject to the foregoing, Landlord agrees to warrant and defend Tenant in the quiet enjoyment and possession of the Demised Premises during the term of this Lease insofar as any claim that may be asserted through the Landlord.

17.  Landlord's Insurance

     17.1 Landlord's Obligation to Insure. Landlord covenants and agrees that throughout the Term it will insure the Building and the Building Standard Improvements installed therein at Landlord's expense, against damage by fire and extended perils coverage, and will carry public liability and property damage insurance, all in such reasonable amounts and with such reasonable deductions as would be carried by a prudent owner of a similar property in the Metropolitan area of Denver. Notwithstanding any contribution by Tenant to the cost of insurance premiums, as provided herein, Tenant acknowledges that it has no right to receive any proceeds from any such insurance policies carried by Landlord and that such insurance will be for the sole benefit of Landlord with no coverage for Tenant for any risk insured against.

     17.2 Tenant's Obligation Re Insurability. If any insurance policy upon the Building shall be cancelled or cancellation shall be threatened or the coverage thereunder reduced or threatened to be reduced, or the cost thereof increased or threatened to be increased, by reason of the appearance or existence of a hazard or the use or occupation of the Demised Premises by Tenant other then in accordance with Permitted Uses, or by any assignee or subtenant of Tenant or by Tenant being upon the Demised Premises and, if Tenant fails to remedy such condition giving rise to such event within forty-eight (48) hours after notice thereof, Landlord may, at its option, enter upon the Demised Premises and attempt to remedy such condition and Tenant shall forthwith pay the cost thereof to Landlord as Additional Rent. The Landlord shall not be liable for any damage or injury caused to any property of Tenant or of others located on or in the Demised Premises as a result of such entry and resolution other than may be occasioned by Landlord's breach of contract, negligence or violation of Law. In the event that Landlord shall be unable to remedy such condition, then Landlord shall have all the remedies provided for in this Lease relating to a default by Tenant. Notwithstanding the foregoing provisions of this Section 17.2, if Tenant fails to remedy as aforesaid, Tenant shall be in default of its obligations hereunder and Landlord shall have no obligation to attempt to remedy such default. If during the Term, the cost of any insurance carried by Landlord is increased due to the occupancy or activities of Tenant, Tenant will pay to Landlord on demand, as Additional Rent, any such additional insurance premiums or cost.

                                      14.

18.  Abatement of Rent

     18.1 Abatement of Base Rent. In the event of fire or other casualty, against which Landlord is insured, and which is not caused by the negligence of Tenant, the Base Rent shall abate in the proportion that the unusable portion of the Demised Premises, as reasonably determined by Landlord, is of the total area of the Demised Premises until the Demised Premises are rebuilt; and Landlord agrees that it will with reasonable diligence repair the Demised Premises, unless Tenant is obliged to repair under the terms hereof, or unless this Lease is terminated as hereinafter provided; subject to the provisions of Sections
18.2.1 and 18.2.2 and 18.3. Any abatement hereunder shall continue as to all or any portion of the Demised Premises only until and to the extent that same or any portion thereof shall be repaired or restored so that it can be beneficially used by Tenant.

          18.2.1 Landlord's Right to Terminate in Respect of Demised Premises. If the Demised Premises is damaged or destroyed by any cause whatsoever, and if, in the reasonable opinion of Landlord, the Demised Premises cannot be rebuilt or made fit for the purposes of Tenant within one hundred twenty (120) days after the damage or destruction, within reasonable economic considerations as determined by Landlord, Landlord instead of rebuilding or making the Demised Premises fit for Tenant, may, at its option, terminate this Lease by giving to Tenant within fifty (50) days after such damage or destruction, notice of termination, and thereupon Rent and any other payments for which Tenant is liable under this Lease (subject to Section 18.1) shall be apportioned based upon, and paid to, the date of such termination and thereupon Tenant shall immediately deliver possession of the Demised Premises to Landlord. Thereafter, both parties hereto shall be free and discharged of all further obligations hereunder, except for any liens which may thereafter be asserted against property of Landlord by reason of Tenant's acts or omissions or any other obligations of Landlord or Tenant, which by the terms of this Lease, either explicitly expressed or implied, or otherwise, are intended to survive such termination or expiration.

          18.2.2 Landlord's Right to Terminate in Respect of Building. Irrespective of whether the Demised Premises is damaged or destroyed, in the event fifty percent (50%) or more of the area in the Building is damaged or destroyed by any cause whatsoever, and if, in the reasonable opinion of Landlord, the said area cannot be rebuilt or made fit for the purpose of the tenants of such space within one hundred and eighty (180) days after the damage or destruction, the Landlord may, at its option, terminate this Lease by giving to Tenant, within fifty (50) days after such damage, notice of termination requiring it to vacate the Demised Premises sixty (60) days after delivery of the notice of termination and thereupon Rent and any other payments, if otherwise payable hereunder,

                                      15.

shall be apportioned and paid to the date on which possession is relinquished and Tenant shall deliver possession of the Demised Premises to Landlord in accordance with such notice of termination. This provision is without prejudice to any other rights of either party.

     18.3 Landlord's Right to Remedy. If the fire or other casualty causing damage to the Demised Premises or other parts of the Building or any component of the Project or of the Development shall have been caused by the negligence or misconduct of Tenant, its agents, servants or employees, or of any other person entering the Demised Premises under express or implied invitation of the Tenant, such damage, at Landlord's election, shall be repaired by the Landlord at the expense of the Tenant, pursuant to contracts approved by Tenant, which approval shall not be unreasonably withheld, despite contrary provisions, if any, appearing in this Lease and, in such event, there shall be no abatement of the Rent.

     18.4 Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant hereby waive and release each other to the extent of insurance proceeds actually received, only, of and from any and all rights of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the Demised Premises, improvements to the Building or any other components of the Project or of the Development, or personal property within the Building, by reason of fire or the elements regardless of cause or origin, including negligence of Landlord or Tenant and their agents, officers and employees. Because this paragraph will preclude the assignment of any claim mentioned in it by way of subrogation (or otherwise) to an insurance company (or any other person), each party to this Lease agrees to immediately give to each insurance company which has issued policies required under this Lease, written notice of the terms of the mutual waivers contained in this paragraph, and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers contained in this paragraph and to provide the other party hereto with a duplicate original of such certificate.

                               MUTUAL COVENANTS

19.  Condemnation

     19.1 Eminent Domain or Sale in Lieu Thereof. If all of the Demised Premises are taken by condemnation or by conveyance in lieu thereof (hereinafter together referred to as a "taking"), this Lease shall terminate on the date when the Demised Premises shall be so taken, and the Rent shall be apportioned as of such date. If part of the Demised Premises, the Building or the Project is the subject of a taking and the balance thereof is thereby not reasonably suitable for the continued conduct of Landlord's or Tenant's business, taking into consideration, without limitation, of the nature, size and scope of such business immediately prior to the taking, then either party hereto may elect by written notice to the other, within not less than twenty (20) days following such taking, to terminate this Lease, whereupon all Rent and any other charges hereunder shall be apportioned as of the date of such taking. If a taking involves less than all of the Demised Premises and if neither party hereto elects to terminate this Lease, then with respect to the portion not taken, the Rent shall be reduced ratably and Landlord

                                      16.

shall, within a reasonable time, restore the Demised Premises to an architecturally complete unit. No part of any award shall belong to Tenant.

20.  Substitution of Demised Premises

21.  Subordination

     21.1 Lease to Be Subordinate. This Lease is subject to and subordinate to all first mortgages (including any deed of trust and mortgage securing notes, bonds and all indentures supplemental thereto and to no other) and all renewals, modifications, consolidations, replacements and extensions thereof of such mortgages which may now or hereafter affect the Demised Premises or any part thereof. This clause shall be self-operative and no further instrument of subordination shall be required in order for the same to be effective. Notwithstanding the foregoing, Tenant hereby appoints the Landlord its irrevocable attorney-in-fact, coupled with an interest of the Tenant, for the purpose of executing any acknowledgement or agreement required by any mortgagee, lender or land lessor of Landlord, or the lessor which shall have purchased all or a portion of land and/or the buildings in the Project and master leased the same to the seller or some other party of Landlord. Notwithstanding the foregoing, Tenant agrees that any holder of a first mortgage shall have the right at any time during the term hereof to subordinate any rights of such first mortgagee to the rights of the Tenant under this Lease or such terms and subject to such conditions as the first mortgagee may deem appropriate. Tenant agrees to execute a Subordination of Mortgage in form similar to that set forth in Exhibit "D" attached hereto upon Landlord's request.

22.  Default

     22.1 Tenant Default. Upon the happening of any one or more of the following events, Landlord may give notice to Tenant stating that this Lease is terminated on a therein specified date and if such notice shall be given, this Lease shall terminate on the date so stated if no other specific limitation is elsewhere provided in this Lease.

          (a) The failure of Tenant to timely and fully pay any installment of Rent within ten (10) days of the due date, or other charge or money obligation herein required to be paid by Tenant (hereinafter called a "Monetary Default");

                                      17.

          (b) The failure of Tenant to perform any one or more of its other agreements under this Lease other than such as would result in a Monetary Default (hereinafter called a "Non-Monetary Default") within ten (10) days after written notice to Tenant specifying the agreement or agreements or covenant or covenants Tenant has not performed; provided, however, that if a greater or lesser time period is expressly provided with respect to a particular Non-Monetary Default under any other provision of this Lease, such other time period shall control;

          (c) The levying of a writ of execution or attachment or assertion of any lien of any type, on or against the property of Tenant or the Landlord (as a result of Tenant's omission or commission) and the same has not been released or discharged within forty-five (45) days thereafter;

          (d) The interest of Tenant in this Lease or the Demised Premises or any part thereof shall be taken upon execution or by other process of law directed against Tenant, or shall be taken or subject to any attachment at the instance of any creditor of or claimant against Tenant and said attachment shall not be discharged within forty-five (45) days after the levy thereof;

          (e) Tenant shall be involved in financial difficulties as evidenced by (i) its admitting in writing its inability to pay debts generally as they become due; or (ii) its making an assignment of all or a substantial part of its property for the benefit of its creditors; or (iii) its seeking or consent to or acquiescing in the appointment of a receiver or trustee for all or a substantial part of its property or of the Demised Premises or of its interest in this Lease; or (iv) the entry of a court order without its consent, which order shall not have been vacated, set aside or stayed within forty-five (45) days from the date of entry, appointing a receiver or trustee for all or a substantial part of its property;

          (f) The instituting of proceedings in a court of competent jurisdiction for the involuntary bankruptcy, arrangement, reorganization, liquidation or dissolution of Tenant under the Federal Bankruptcy Act (as now or hereafter in effect) or any state bankruptcy or insolvency act, or for its adjudication as a bankrupt or insolvent, or for the appointment of a receiver of the property of Tenant, and said proceedings shall not have been dismissed, or any receiver, trustee or liquidator appointed therein shall not have been discharged within forty-five (45) days after the institution of said proceedings;

          (g) The instituting of proceedings for the voluntary bankruptcy arrangement, reorganization, liquidation or dissolution of Tenant under the Federal Bankruptcy Act (as now or hereafter in effect) or any state bankruptcy or insolvency act or if Tenant shall otherwise take advantage of any state or federal bankruptcy or insolvency act as a bankrupt or insolvent;

     Notwithstanding any such termination, Tenant shall remain liable to Landlord as hereinafter provided in Section 23.1 of this Lease.

                                      18.

23.  Remedies

     23.1 General. If an event of default set forth in Section 22.1 occurs, Landlord shall have the following rights and remedies, in addition to all other remedies at law or equity, and none of the following, whether or not exercised by Landlord, shall preclude the exercise of any other right or remedy whether herein set forth or existing at law or equity.

     23.2 Self-Help. Landlord may, upon the happening of any one or more of the above-mentioned events of default and whether or not Landlord has elected to terminate this Lease as provided above, re-enter the Demised Premises with process of law using such force as may be necessary, and remove all persons and chattels therefrom or may, at Landlord's option, change the locks or otherwise refuse Tenant access to or possession of the Demised Premises, and Landlord shall not be liable for damages or otherwise by reason of any of its acts in accordance herewith. Notwithstanding any termination of this Lease by Landlord, Tenant shall remain liable for the Rent which would be payable for the balance of the Lease Term had the Lease not been terminated, less such amounts as are realized by Landlord in a reletting of the Demised Premises. It is further understood that Tenant will pay, in addition to the Rent, such additional sums as a court of competent jurisdiction may adjudge reasonable as attorneys' fees in any suit or action instituted by Landlord to enforce the provisions of this Lease, or the collection of the Rent or any component thereof due Landlord hereunder provided Landlord prevails in such suit or action. Any property belonging to Tenant or any person holding by, through or under Tenant, or otherwise found upon the Demised Premises may be removed therefrom and stored in any public warehouse at the cost and for the account of Tenant. If Tenant should abandon, vacate or surrender the Demised Premises or be dispossessed by process of law, any personal property left upon the Demised Premises may be deemed abandoned, or, at the option of Landlord, on such re-entry Landlord may take possession of any and all furniture, fixtures or chattels in or on said Demised Premises and sell the same for the best price that can be obtained at public or private sale and out of the money arising therefrom, pay the amount due Landlord, and all costs resulting from the execution of the provisions hereof, paying the surplus, if any, to Tenant. Tenant expressly releases Landlord and its successors and assigns of all claims which might exist by reason of any termination of or re-entry under this Lease and removal of Tenant's property, or sale thereof pursuant to the provisions of this paragraph 23.2 and hereby waives any and all rights of redemption under any statute or rule of law in effect at the time of the termination or re-entry.

     23.3 Cure by Landlord. In the event of any default hereunder by Tenant, Landlord may immediately or at any time thereafter, without notice, cure the same for and on the account and at the expense of Tenant. If Landlord at any time, by reason of such breach, is compelled to pay, or elects to pay, any sum of money or do any act which will require the payment of any sum of money, or is compelled to incur any expense, including reasonable attorneys' fees in obtaining advice, instituting or prosecuting any action or proceeding to enforce Landlord's rights hereunder, the sum so paid by Landlord, with interest thereon at annual rate of default interest as provided in paragraph 33.1, from the date of payment thereof, shall be deemed to be Additional


                                      19.

Rent hereunder and shall be due from Tenant to Landlord within ten (10) days after demand by Landlord.

     23.4 Right to Re-Let. Upon the happening of any event of default, Landlord may, whether or not Landlord has elected to terminate this Lease as above provided, re-enter and relet the Demised Premises, or any part thereof, for such term or terms and at such rent or rentals and upon such other terms and conditions as Landlord may deem advisable, with the right to make alterations and repairs. No such re-entry or taking of possession shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of termination be given to Tenant as heretofore provided. Tenant shall, in the case of any such reletting, remain liable to Landlord for damages for breach of Tenant's covenants under this Lease in any amount equal to the Rent which would be payable hereunder for the balance of the Term, plus all costs, interest, and expenses incurred by Landlord in connection with re-entry and the repair, renovation, brokers' commissions, attorneys' fees and other charges incurred in connection with the remodeling and/or repair of the Demised Premises and the reletting thereof, less the net avails, if any, of any such reletting.

24.  No Implied Surrender or Waiver

     24.1 Negation of Implied Waiver. No act or thing done by Landlord or its agents during the term hereof shall be deemed an acceptance of a surrender of the Demised Premises and no agreement to accept the surrender of the Demised Premises shall be valid unless the same be made in writing and subscribed by Landlord. The mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy Landlord might have, either in law, in equity, or elsewhere provided in this Lease, nor shall the waiver of or redress for any violation of any agreement, covenant or condition in this Lease contained or any of the Rules and Regulations or hereafter adopted or modified by Landlord prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of any original violation. The receipt by Landlord of Rent or of any component thereof with knowledge of the breach of any agreement or covenant in this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations against Tenant and/or any other tenant in the Building, the Project or the Development shall not be deemed a waiver of such Rules and Regulations or any part thereof. The receipt by the Landlord of Rent or any component thereof from any assignee, subtenant or occupant of said Demised Premises or any part thereof shall not be deemed a waiver of the covenants in this Lease relating to assignment and subletting or an acceptance of the assignee, subtenant or occupant as Tenant, or a release of Tenant from the further observance or performance by Tenant of the covenants in this Lease. No provisions of this Lease shall be deemed to have been waived by Landlord unless such waiver shall be in writing signed by Landlord. No employee of Landlord or its agents shall have any power to accept the surrender of the keys to the Demised Premises prior to the termination of this Lease and the delivery of keys to any employee or agent of Landlord shall not operate as a termination of this Lease or a surrender of the Demised Premises. No payment by Tenant, or receipt by Landlord, of a lesser amount than the Rent herein stipulated shall be deemed to be


                                      20.

other than an account of the earliest accruing Rent, nor shall any endorsement or statement on any check or any letter accompanying any check, or payment as Rent, be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy available to Landlord.

25.  Holding Over, Tenancy Month-to-Month

     25.1 Holding Over. If after the expiration of the Term, Tenant shall remain in possession of the Demised Premises and continue to pay rent, without any written agreement as to such holding, then such holding shall be deemed and taken to be a holding upon a tenancy for month-to-month, subject to all the terms and conditions hereof on the part of Tenant to be observed and performed and at a monthly rental equivalent to one hundred fifty percent (150%) of the monthly installments hereinabove provided for, including, without limitation, all applicable Additional Rent, all of which shall be payable in advance on the first day of each calendar month.

26.  Payments after Termination

     26.1 No Reinstatement. No payments of money by Tenant to Landlord after the termination of this Lease, or after the giving of any notice (other than a Demand for Payment of Rent) by Landlord to Tenant, shall reinstate, continue or extend the term of this Lease or affect any notice given to Tenant prior to the payment of such money, it being agreed that after the service of notice or the commencement of an action or after final judgment granting Landlord possession of said Premises, Landlord may receive and collect any rent or any other sums of money due under the terms of this Lease, and the payment of the same shall not waive said notice or in any manner affect any pending action or any judgment obtained.

27.  Rights of Mortgagee/Purchaser

     27.1 Attornment. Tenant accepts this Lease subject and subordinate to any recorded first mortgage or deed of trust presently existing and/or hereafter created by or through the Landlord and asserted against the Demised Premises, Building, Project or Development provided in Section 21.1. If the interests of Landlord under this Lease shall be transferred by reason of foreclosure or other proceedings of enforcement of any mortgage or deed of trust on the Demised Premises or as a result of the enforcement of a conditional assignment of this Lease as collateral for Landlord's debt, or otherwise, Tenant shall be bound to the transferee (sometimes called the "Purchaser") under the terms, covenants and conditions of this Lease for the balance of the term remaining, and any extensions or renewals, with the same force and effect as if the Purchaser were Landlord under this Lease, and Tenant agrees to attorn to the Purchaser, including the mortgagee under any such mortgage, if it be the Purchaser, as its landlord, the attornment to be effective and self-operative without the execution of any further instruments upon the Purchaser succeeding to the interest of Landlord under this Lease. The respective rights and obligations of Tenant and the Purchaser upon the attornment, to the extent of the then remaining balance of the

                                      21.

term of this Lease, and any extensions and renewals, shall be and are the same as those set forth in this Lease. Notwithstanding the foregoing, the Purchaser, if it be a mortgagee shall only be obliged to perform those obligations of Landlord under this Lease to the extent they accrue during its ownership. Moreover, upon transfer of Landlord's interest hereunder, by operation of law or otherwise, neither the owner of record for whom Real Property Systems, Inc. is acting as independent contractor hereunder, nor Real Property Systems, Inc. shall have any further liability hereunder.

28.  Security Deposit

     28.1 Security for Tenant's Performance. Tenant shall keep on deposit with Landlord at all times during the term of this Lease, the sum of Four Thousand Seventeen and 87/100 Dollars ($4,017.87), as security for the payment by Tenant of the rent and any other sums due under this Lease and for the faithful performance of all the terms, conditions and covenants of this Lease. See Addendum regarding Security Deposit. If at any time during the term of this Lease, Tenant shall be in default in the performance of any provision of this Lease, Landlord may but shall not be required to use any such deposit, or so much thereof as Landlord deems necessary or proper, in payment of any Rent or any other sums due under this Lease which are in default, in reimbursement of any expense incurred by Landlord and in payment of the damages of whatsoever kind, nature or description incurred by Landlord by reason of Tenant's default, or at the option of Landlord, the same may be retained by Landlord as liquidated damages. In such event, Tenant shall, on written demand of Landlord forthwith remit to Landlord a sufficient amount in cash to restore such deposit to its original amount. In the event such deposit has not been utilized as aforesaid, such deposit, or as much thereof as has not been utilized for such purposes, shall be refunded to Tenant, without interest upon full performance of all of the obligations under this Lease to be performed by Tenant. Landlord shall have the right to commingle such deposit with other funds of Landlord. Landlord shall deliver the Security Deposit to the purchaser of Landlord's interest in the Demised Premises in the event such interest be sold, and thereupon, Landlord and the owner of record shall be discharged from further liability with respect to such deposit. Notwithstanding the above provisions of this paragraph, if claims of Landlord exceed the Security Deposit, Tenant shall remain liable for the balance of such claims and Landlord shall not deliver the Security Deposit to Tenant.

29.  Authority

     29.1  Authority to Execute.  Tenant agrees to provide Landlord, within ten
(10) working days after the execution date hereof, with certified copies of duly executed and notarized documents authorizing the execution of this Lease by those parties who executed it on Tenant's behalf and, in conjunction therewith, provide evidence reasonably satisfactory to Landlord that Tenant is duly organized, in good standing in its state of incorporation and in Colorado and if a foreign corporation, that it is authorized to transact business under the laws of the State of Colorado.

                                      22.

     29.2 Appointment of Landlord's Representative. Landlord hereby appoints Real Property Systems, Inc., as its representative for the purpose of negotiating the within Lease on Landlord's behalf as well as managing the project of which the Demised Premises are a part. Landlord shall have the right to designate such other representatives from time to time, upon giving Tenant notice as provided herein.

30.  Notices

     30.1 Giving of Notice. Any notice, request, statement or other writing, pursuant to this Lease, shall be deemed to have been given if sent by registered prepaid post or certified mail, return receipt requested, or delivered by hand, as follows:

     To Landlord:        c/o  Real Property Systems, Inc.
                              10375 E. Harvard Avenue
                              Suite 101
                              Denver, CO 80231
                              Attn: David Lutes

     To Tenant:          at the Demised Premises

     With a copy also
     sent to:            Floyd Nichols
                         Cell Pathways, Inc.
                         5620 N. Kalb Road
                         Tucson, AZ 85715

and such notice shall be deemed to have been received by the Landlord/Tenant, as the case may be, on the third full business day after the date on which it shall have been postmarked.

31.  Entire Lease Agreement

     31.1 Integration. Tenant acknowledges that there are no covenants, representations, warranties, agreements or conditions expressed or implied, collateral or otherwise forming part of or in any way affecting or relating to this Lease save as expressly set out in this Lease and that this Lease, including the Exhibits attached hereto, constitutes the entire "Lease" and agreement between Landlord and Tenant and may not be modified except as herein explicitly provided or except by agreement in writing of equal formality hereto executed by Landlord and Tenant. Nothing in this Lease shall be deemed to create any relationship between the parties hereto other than Landlord and Tenant.

32.  Captions and Exhibits

     32.1 Headings. The captions appearing within the body of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge

                                      23.

the scope or meaning of this Lease or of any provision hereof. The Exhibits to the Lease are as follows:

            Exhibit "A"                         Legal Description and Project Plan

            Exhibit "B"                         Work Letter Agreement

            Exhibit "B-1"                       Estoppel and Commencement Date Certificate

            Exhibit "B-2"                       Space Plan

            Exhibit "B-3"                       Deleted Intentionally

            Exhibit "C"                         Rules and Regulations

            Exhibit "D"                         Subordination of Mortgage

            Exhibit "E"                         Hazardous Materials

33.  Interest on Past Due Obligations

     33.1 Interest. Any amount due from Tenant to Landlord hereunder which is not paid when due shall bear interest at the rate of six percent (6%) per annum plus the Prime Rate from time to time charged by Colorado National Bank of Denver, Colorado (herein sometimes called the "default rate") from the due date until paid, unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease. Any change in the default rate resulting from a change in said Prime Rate shall be effective as of the first day of the month immediately following any relevant change in such Prime Rate.

34.  Rules and Regulations

     34.1 Promulgation of Additional Rules and Regulations. The Landlord may, from time to time, promulgate such Rules and Regulations as, in Landlord's opinion, are reasonable and/or necessary and Tenant, on behalf of itself, its employees, agents and any others permitted by Tenant to occupy or enter the Demised Premises, the Building or the balance of the Project or the Development who will at all times abide by said Rules and Regulations which shall be deemed effective and binding upon such parties upon notice being given pursuant to
Section 30.1, provided, that such rules and regulations shall not interfere with Tenant's Permitted Uses, as set forth in Section 4.1 hereof. A material default in the full and timely performance and observance of such Rules and Regulations in effect from time to time shall constitute a material default hereunder.

                                      24.

35.  Severability

     35.1 Provisions Deemed Severed. Landlord and Tenant agree that all of the provisions of this Lease are to be construed as covenants and agreements as though the words importing such covenants and agreements were used in each separate paragraph hereof. Should any provision or provisions of this Lease be illegal or not enforceable it or they shall be considered separate and deemed severed from this Lease and the remaining provisions hereof shall remain in force and be binding upon the parties hereto as though the said provision or provisions had never been included.

36.  Governing Law

     36.1 Interpretation and Construction. The parties acknowledge that this Lease is to be interpreted and construed in accordance with the laws of the State of Colorado. Pronouns of the masculine gender shall be deemed to include the feminine gender; and singular pronouns shall be deemed to include the plural and vice versa, where the context shall require. The terms "mortgage," "mortgagor" and "mortgagee" shall be deemed to include "deed of trust," "grantor," "trustee" and "beneficiary," respectively, where the context shall require. The terms "herein," "hereof" and words of similar import shall be deemed to refer to this entire Lease, rather than just the particular provisions in which such terms appear, unless the context shall otherwise require.

37.  Time

     37.1 Time and Manner of Execution. Notwithstanding any provision to the contrary herein set forth, unless this Lease is executed by an officer of Landlord and by the Tenant hereinabove named and returned to WRC PROPERTIES, INC. on or before the ___day of ________, 19__, then this Lease shall be null and void and of no binding effect.

     37.2 Time is of the Essence. Subject to Section 15.2 hereof, time is of the essence in the performance of all of the terms and provisions of this Lease.

38.  Counterparts

     38.1 Execution of Counterparts. This Lease may be executed in the form of counterparts, in which event all such counterparts shall be deemed to be one and the same instrument.

39.  Successors and Assigns

     39.1 Binding Effect. Except as otherwise provided in this Lease, all terms, conditions and covenants to be observed and performed by the parties hereto shall be applicable to and binding upon the respective heirs, personal representatives, successors, assigns and legally appointed representatives.

                                      25.

     In Witness Whereof, the parties hereto have caused this Lease to be executed as of the day and year first above written.

CELL PATHWAYS, INC.,                  WRC PROPERTIES, INC.
a Delaware corporation



By: /s/ Floyd G. Nichols              By: /s/ Nicholas E. Stolatis
   -------------------------------       --------------------------------

Its: President                        Its: Assistant Secretary
    ------------------------------        -------------------------------

("Tenant")                            ("Landlord")

                                      26.

                      Acknowledgment by Corporate Tenant


STATE OF COLORADO )
                  )  ss.
County of Denver  )

          The foregoing instrument was acknowledged before me this 27th day of May, 1993, by Floyd G. Nichols, as President of Cell Pathways.

          My commission expires: 7/26/94

          Witness my hand and official seal.



                                        /s/ Paula K. Harrison
                                       -------------------------------
                                       Notary Public

                                       Address: 650 S. Cherry St. #300
                                               -----------------------
                                        Denver, CO 80222
                                       -------------------------------


                          Acknowledgment by Landlord

STATE OF        )
                )  ss.
County of       )

          The foregoing instrument was acknowledged before me this __ day of ____________, 19__, by___________________________________, as __________________
of WRC Properties, Inc.

          My commission expires:___________________________

          Witness my hand and official seal.



                                       -------------------------------
                                       Notary Public

                                       Address:
                                               -----------------------
                                       -------------------------------



                                      27.

                              ADDENDUM NUMBER ONE

     This Addendum Number One ("Addendum") is attached to and hereby forms a part of that certain Lease dated of even date herewith (the "Lease"), wherein WRC Properties, Inc. is landlord ("Landlord") and Cell Pathways Inc., a Delaware corporation, is tenant ("Tenant"), with respect to certain space located at 1300 South Potomac Street, Suite 110, Aurora, Colorado 80012, more commonly known as East by Southeast ("Property").

     WHEREAS, the parties desire to supplement the Lease and make certain revisions thereto with respect to certain matters and agreements contained therein.

     NOW THEREFORE, in consideration of their mutual covenants and conditions contained herein, and for such other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Rent Abatement/Escalations. Provided Tenant is not in default of any term or condition of the Lease and that an event has not occurred which, with the giving of notice or passage of time, would constitute a default, Tenant's obligation for payment of the first six monthly installments of Net Rent from October 1, 1993 through March 31, 1994 in the aggregate amount of $14,868.75 shall be abated. (See below.) In the event Tenant fails to perform its obligations under the Lease, Landlord shall be entitled to recover from Tenant all amounts of Base Rent which have been abated pursuant to this paragraph.

Rents payable are adjusted by Rent Abatement/Escalations during the Term of the Lease, are as follows:

                                                        Rent Adj./Addtl.     Rent Adj./Addtl.     Total Rent/
  Months        Net Rent/Sq.Ft.      Net Rent/Month     Rent/Sq. Ft. (a)     Rent/Month (a)          Month
-----------     ---------------      --------------     ----------------     --------------       -----------
    1-3               -0-                  -0-              $2.33*             $  769.87           $  769.87
    4-6               -0-                  -0-              $2.33**            $1,539.74           $1,539.74
   7-48              $3.75***            $2,478.13          $2.33              $1,539.74           $4,017.87
   49-66             $4.25               $2,808.54          $2.33              $1,539.74           $4,348.28

     Months 1-3 reflect payment of operating expenses on 3,965 sq.ft. only.
**   Months 4-6 reflect payment of operating expenses on 7,930 sq.ft. only.
*** Base Rent Breakdown: Represents $3.50 per sq.ft. Net Rent plus $.25 (HVAC maintenance and repair).
(a)  Subject to Operating Cost Adjustments per paragraph 3.2 of the Lease.

2. Lease Renewal. Provided Tenant is not in default of any term or condition of the Lease and that an event has not occurred which, with the giving of notice or passage of time, would constitute a default, Tenant shall be entitled to renew this lease ("Option to Renew") for one (1) successive additional term of five (5) years ("Option Term") on the following terms and conditions:

                                      1.

     (a) Tenant shall notify Landlord in writing of Tenant's election to exercise the Option to Renew on or before one hundred eighty (180) days prior to the expiration of the Lease Term. Tenant shall execute an Amendment to the Lease evidencing such renewal within fifteen (15) days of delivery thereof to Tenant by Landlord.

     (b) Tenant's leasing of the Premises during the Option Term shall be upon the same terms and conditions as set forth in the Lease, with the exception of Base Rent, and except for any provision hereof granting Tenant an option to renew, tenant finish allowance or other concession.

     (c) The Net Rent during the Option Term shall be at the then market rate for the Building. In no event shall the Net Rent be less than the Net Rent payable during the last year of the Lease, nor shall the Net Rent exceed $7.00 per square foot. Within fifteen (15) days after receipt by Landlord of Tenant's notice of exercise of the applicable Option to Renew, Landlord shall notify Tenant, in writing, of the applicable Net Rent rate to be in effect during such Option Term. Tenant shall have fifteen (15) days thereafter within which to notify Landlord, in writing, of Tenant's exercise of the Option to Renew at the stated rental, and Tenant shall execute an Amendment of the Lease evidencing such renewal within fifteen (15) days after delivery thereof to Tenant from Landlord.

     (e) Failure of Tenant to exercise the Option to Renew in the time and manner set forth herein shall result in automatic termination of the Option to Renew.

     (f) The Option to Renew may not be exercised by an subtenant or assignee of Tenant, and is not transferable by Tenant to any other party.

     (g) The Option to Renew shall be subordinate and subject to any rights or options on such space in favor of any other tenants in the Building existing on the date hereof.

3. First Right of Opportunity. Provided that Tenant is not in default of any term or condition of the Lease and that an event has not occurred which, with the giving of notice or passage of time would constitute a default, Tenant shall have the right of first opportunity ("Right of First Opportunity") to lease those certain adjacent spaces in the Building, commonly known as Suite 130, Suite 126, and Suite 124, and identified on Exhibit A attached hereto and incorporated herein by this reference ("Adjacent Space"), on the following terms and conditions:

     (a) Tenant may exercise the Right of First Opportunity at any time by written notice to Landlord prior to Tenant's receipt of a Third Party Notice to the extent that such space is available or by written notice thereof to Landlord by execution of a lease agreement or amendment hereto, as appropriate, within fifteen (15) days thereafter. In the event Tenant exercises the Right of First Opportunity prior to receipt of a Third Party Notice, Tenant shall be obligated to lease all Adjacent Space of the designated suite, at the then current market rate for comparable space and lease terms in the Building, and in no event shall the per square foot Base Rent payable with respect to the Adjacent Space be less than the per square foot Base Rent payable for the Premises. Provided that if Tenant elects the First Right of Opportunity within the first twelve (12) months of the Original Lease commencement date, then the Net

                                      2.

Rent shall be $3.75 NNN, and the Landlord shall furnish a paint and carpet allowance not to exceed $2.00 per square foot.

     (b) The Right of First Opportunity shall not be exercised by any subtenant or assignee, and is not transferable to any other party.

     (c) Tenant shall accept such Adjacent Space leased pursuant to this Right of Opportunity in its then existing "as is" condition and Landlord shall have no obligation with respect to performing any tenant improvements or remodeling work with respect to such space, except as expressly stated herein.

     (d) The Right of First Opportunity shall be subordinate and subject to any rights or options on such space in favor of any other tenants in the Building existing on the date hereof.

4. HVAC Maintenance and Repair. Landlord agrees to maintain and repair the HVAC system for an additional $.25 per square feet per year, which has been included in the Net Rent per square foot specified in Paragraphs 1 and 3(a) of the Addendum.

5.   Intentionally deleted.

6. Tenant Improvements. Landlord shall provide a paint and carpet allowance not to exceed $2.00 per square foot ($15,860.00). Tenant shall be reimbursed for paint and carpet (not to exceed $2.00 per rentable square foot) upon completion of improvements, presentation of original invoices, and inspection and approval by property manager. In the event Tenant defaults, all Tenant Improvements and fixtures in the suite shall become the property of the Building.

7. Possession or Delay in Commencement or Term. If Landlord cannot deliver possession of the Demised Premises to Tenant at the commencement of the term hereof, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but in that event the term of this Lease shall be amended to commence on the date when Landlord can deliver possession and the expiration date shall be extended accordingly. If, as a result of such postponement, the term would begin other than on the first day of the month, the commencement date shall be further postponed until the first day of the following month, but Tenant shall pay rent prorated for such partial month occupancy in advance. All other terms and conditions of this Lease shall be in force and effect during such partial month. Upon Landlord's request, the parties agree to execute a writing in the form of Exhibit B-1, attached hereto and expressly incorporated herein by this reference, to record the commencement and expiration dates hereof.

8.   See Rider to Addendum.

9. Tenant hereby agrees to and accepts the rules and regulations as stated in Exhibit "C", except as expressly modified herein.

                                      3.

10. Incorporation of Lease Terms; Conflict. With the exception of those matters set forth in this Addendum, Tenant's leasing of the Property during the Term of the Lease shall be subject to all terms, covenants and conditions of the Lease. In the event of any express conflict or inconsistency between the terms of this Addendum and the terms of the Lease, the terms of this Addendum shall control and govern. Except as expressly modified by this Addendum, all other terms and conditions of the Lease are hereby ratified and affirmed.

     In Witness Whereof, the parties hereto have executed this Addendum as of the even date and year as the Lease.


"LANDLORD"                            "TENANT"

WRC PROPERTIES, INC.                  CELL PATHWAYS, INC.,
                                      a Delaware corporation



By: /s/ Nicholas E. Stolatis          By: /s/ Floyd G. Nichols
   ----------------------------          ----------------------------
Its: Assistant Secretary              Its: President
    ---------------------------           ---------------------------

                                      4.

                               RIDER TO ADDENDUM

8. Further Representations and Understandings. Anything in the Addendum or the Lease to the contrary notwithstanding, Landlord further represents and agrees that: the Demised Premises comprise 7,930 square feet, Suites 124, 126 and 130 comprise the square footage shown on Exhibit "A", and the total square footage of all buildings in the Project currently comprises 144,148 square feet; that the Demised Premises, and all other buildings in the Project to the extent material to Tenant's occupancy of the Demised Premises, are in material compliance with all applicable laws, regulations, ordinances and codes; that the Demised Premises are generally in suitable condition for occupancy for the Permitted Uses, subject to alterations and improvements suggested by Tenant; that, unless waived in writing by both Landlord and Tenant, the Commencement Date shall not occur earlier than the date on which the Demised Premises are in compliance with and licensed under all laws, regulations, codes and ordinances materially necessary to permit occupancy of the Demised Premises for the Permitted Uses; that the Tenant shall not be obliged to make payments for items which are duplicative of what the Tenant is paying for in Rent; and that Tenant shall not be liable for, or responsible to indemnify respect of, matters arising from Landlord's breach of contract, negligence, intentional tort or violation of law, regulation or ordinance; and that, anything in the present or future Rules and Regulations to the contrary notwithstanding, Tenant shall be permitted to house laboratory animals and otherwise engage in the Permitted Use of conducting pharmaceutical and biotechnical research and development in the Demised Premises.

                             Exhibit "A" to Lease

                       Legal Description and Project Plan

     Attached to and incorporated by reference in that certain Lease dated August 9, 1993, between WRC Properties, Inc. ("Landlord") and Cell Pathways Inc., a Delaware corporation ("Tenant"), showing outlined in red Suite No. 110 in the building addressed as 1300 South Potomac Street, Aurora, Colorado 80012, and described as that tract of land being Block 1, Lot 1, of "East by Southeast Subdivision, Filing No. 2" in Township 4 South, Range 67 West of the Sixth Principle Meridian, City of Aurora, County of Arapahoe, State of Colorado.

     Beginning at the Southeast corner of said Block 1, Lot 1, said beginning point being also a point on the West right-of-way line of Interstate Highway 225; thence Westwardly along the South line of said Block 1, Lot 1, South 89(degrees)39'07" West 532.92 feet to a point on the East line of South Potomac Street; thence Northwardly along said East line along a curve to the left, whose radius point bears South 73(degrees)23'47" West 1,035 feet from the last mentioned point, a distance of 485.66 feet to a point; thence North 89(degrees)39'07" East of 745.59 feet to a point on the aforesaid West line of Interstate Highway 225; thence Southwardly along said West line South 13(degrees)29'37" East 21.80 feet and South 3(degrees)20'44" East 397.32 feet to the point of beginning and containing
     5.942 acres.


                                               [Drawing of property description]

First Rights of Opportunity
  Suite 124, 5,626 square feet
  Suite 126, 4,654 square feet
  Suite 130, 8,550 square feet

                                  Exhibit B-1

                   Estoppel and Commencement Date Certificate

     This Estoppel and Commencement Date Certificate ("Certificate") is executed this _____ day of _____________, 19___, by WRC Properties, Inc. ("Landlord") and ____________ ("Tenant") with respect to and forming a part of that certain Office Building Lease ("Lease") dated _______________, 19____ for the premises commonly known as _______________________________, Colorado ("Premises").

                                   WITNESSETH

     Whereas, the parties desire to reaffirm and/or amend and certify to certain provisions of the Lease; and

     Whereas, the parties desire that the matters set forth herein be conclusive and binding on the parties.

     Now, therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. The Lease Commencement Date is deemed and agreed to be _______________, 19____, and the Lease Termination Date is agreed and deemed to be _____________, 19____, unless sooner terminated, as provided therein.

     2. Tenant's first installment of Base Rent in the amount of __________________________ Dollars ($________) for the period of ______________,
19____, is due on/was paid on _______________, 19____.

     3. Tenant's first installment of Tenant's Prorata Share of Operating Expenses in the amount of __________________________ Dollars ($________) is due
on/was paid on _______________, 19____.

     4. By execution hereof, Tenant acknowledges and agrees that all improvements or other work required of Landlord has been satisfactorily performed and Tenant hereby accepts the Premises in full compliance with the terms and conditions of the Lease.

     5. Except as may be amended herein, all terms and conditions of the Lease shall continue in full force and effect and are hereby republished and reaffirmed in their entirety.

     6. This Certificate shall be binding upon and may be relied upon by the parties hereto and their respective legal representatives, successors, and assigns.

                                      1.

     In Witness Whereof, the parties have executed this Certificate as of the day and year first above written.

                                        Landlord

                                        WRC Properties, Inc.

                                        By: ________________________

                                        Title: _____________________

                                        Tenant:

                                        Cell Pathways, Inc.
                                        a Delaware corporation

                                        By: ________________________

                                        Title: _____________________


                                      2.

                               Exhibit "B-2" to

                             Work Letter Agreement

                                  Space Plan

     Attached to and incorporated by reference in that certain Work Letter Agreement dated __________________, 19___, between WRC Properties, Inc. ("Landlord") and Cell Pathways Inc., a Delaware corporation ("Tenant").


    (Space plan mutually agreed upon by Landlord and Tenant to be attached.)

                                  Exhibit B-2

                                  [Space plan]

                                  Exhibit "C"

                             Rules and Regulations

     It is further agreed that the following Rules and Regulations shall be and are hereby made a part of this Lease and Tenant agrees that its employees and agents, or any others permitted by Tenant to occupy or enter said Demised Premises, will at all times abide by said rules and regulations and that a default in the performance and observance thereof shall operate the same as any other defaults in the Lease to which this Exhibit "C" is attached and incorporated by reference:

     1. The sidewalks, entries, passages, corridors and stairways of the Project and the Development shall not be obstructed by Tenant, or its agents or employees, or used for any purpose other than ingress and egress to and from the Demised Premises.

     2. In order to create conformity and order of the Tenant's identification in the Project and the Development, no sign, advertisement or notice shall be inscribed, painted or affixed on any part of the inside or outside of the Building or elsewhere in the Project and the Development unless the color, material, design, size, style, and location thereof, shall be first designated by Landlord, and such signs shall be promptly erected and maintained by Tenant, at its expense. Landlord shall have the right to remove all non-permitted signs without notice to Tenant, but at the expense of Tenant.

     3. Tenant shall not do or permit anything to be done in, on or about the Demised Premises, the Project or the Development, or bring or keep anything therein, which will in any way obstruct or interfere with the rights of other tenants in the Project or the Development, or in any way injure or annoy them, or potentially do so, which shall include, by way of illustration only, the placing, installing or operating in, on or around the Demised Premises or elsewhere in the Project or the Development, any engine, stove or machinery, or conduct mechanical operations or cook foods or materials, or place or use in, on or about the Demised Premises any explosives, gasoline, kerosene, oil, acids, caustics or any inflammable, explosive or hazardous material without the prior written consent of Landlord, which may arbitrarily be withheld.

     4. Water closets and other water, electric or heating/air conditioning/venting fixtures shall not be used for any purpose other than that for which the same are intended, and any damage resulting to the same from misuse on the part of Tenant, its agents, invitees or employees, or any defacing or other damage to any part of the Development by Tenant, its agents, invitees or employees, shall be paid for, upon demand, by Tenant. No person shall waste water by interfering with or adjusting faucets. Moreover, no electric floor space heaters shall be allowed without the prior written consent of Landlord.

     5. No birds, reptiles or animals shall be allowed in any part of the Demised Premises, the Building, the Project or the Development. No person shall disturb the occupants of any of the foregoing by the use of any radio or musical instrument or by the making of loud or irritating noises, or any unauthorized or unreasonable use (e.g., lodging or sleeping quarters).

                                      1.

     6. Bicycles or other vehicles shall be stored only in areas periodically designated by Landlord for such purposes, if any.

     7. Tenant shall not allow anything to be thrown by Tenant, its agents, employees or those in the Project or the Development at the express or implied invitation of Tenant, out of the windows or doors and the front door of the Demised Premises shall be kept closed at all times, except as provided in the immediately succeeding sentence. Except in case of fire or other emergency, Tenant shall not open any outside window or maintain an open door which may interfere with the proper functioning of the air-conditioning, heating or ventilation systems in the Demised Premises or the Building.

     8. No additional lock or locks or substitutions for existing locks shall be installed by or on behalf of Tenant on any door in the Building unless written consent of Landlord shall first have been obtained. Two keys to each of the exterior doors of the Demised Premises will be furnished at the cost of and by Landlord, and neither Tenant, its agents or employees, shall have any duplicate key made. Additional keys will be furnished by Landlord at a nominal charge to Tenant. At the termination of this tenancy, Tenant shall promptly return to Landlord all keys to the Demised Premises, and if same are not so returned, Landlord may change the locks to the Demised Premises and the cost of same and keys therefor may be deducted from the Security Deposit.

     9. Any painting, remodeling, decorating of or repairs to the Demised Premises as may be agreed to be done by and at the expense of Landlord shall be done during regular working hours; should Tenant desire such work done on Saturdays, Sundays, holidays or other than during regular working hours, Tenant shall pay, on demand, for the extra cost thereof.

     10. Canvassing, soliciting, petitioning and peddling in or about the Building and the balance of the Project and the Development are prohibited, and Tenant shall timely and faithfully cooperate with Landlord in the enforcement of this provision.

     11. Tenant will refer all contractors, contractor's representatives and installation technicians, rendering any service on or to the Demised Premises for Tenant, to Landlord for its approval and supervision before performance of any contractual service. This provision shall apply to all work performed in the Building including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment of any other physical portion of the Building.

     12. Landlord will not be responsible or liable for lost, stolen or mysteriously disappearing personal property, equipment, money or jewelry from Tenant's area or common areas (e.g., parking or trash areas).

     13. Employees or agents of Landlord shall not receive or carry messages or packages for or to any Tenant or other person, nor contract with or render free or paid services to any Tenant or Tenant's agents, employees or invitees.

                                      2.

     14. Landlord will not permit entrance to the Demised Premises by use of pass key controlled by Landlord, to any person at any time without written permission by Tenant, except employees, contractors or service personnel directly supervised by Landlord.

     15. The Tenant shall provide at its expense within a reasonable time after the execution of the Lease such signs of design, materials, content and location as Landlord shall approve or establish from time to time in order to have uniformity of Tenant's identification throughout the Project.

     16. Tenant, its agents, employees, and invitees, shall be entitled to park in the common parking area in the Project. Tenant agrees that no vehicles belonging to, or subject to the control of, Tenant, its employees, agents or invitees shall be allowed to remain stored in any such parking area. For the purposes of this paragraph, "stored" shall mean remaining stationary for a period longer than three consecutive days. Landlord reserves the right to determine in its absolute discretion whether parking facilities are becoming crowded and, in such event, to allocate parking spaces or areas of parking to Tenant and other tenants. No automobiles or other vehicles shall be serviced or washed upon the Project or the Development.

     17. Tenant shall cooperate with Landlord in a timely and faithful manner in keeping and maintaining common areas of the Project and the Development in a clean, sightly, orderly and well-groomed condition and shall not remove receptacles from designated trash areas.

     18. The Landlord reserves the right to make such other and further reasonable rules and regulations as in its judgment may, from time to time, be required or desirable for the safety, security, care and cleanliness of the Project and the Development and preservation of good order therein, it being Landlord's intent that same be maintained and operated in a first-class manner.

     19. Wherever there now is, or shall hereafter be, any inconsistency between the provisions of these Rules and Regulations (as same may be amended, modified or added to, from time to time) and the provisions of said Lease, the more restrictive provisions shall control.

                                      3.

                                  Exhibit "D"

                           Subordination of Mortgage

     ___________________ as owner and holder of a certain Promissory Note dated
_______________________ in the principal sum of ____________________________
Dollars ($_______) and of a certain Mortgage or Deed of Trust of even date therewith and securing said Note, recorded on ________________, in Book ___________, at Page ___________, in the Office of the Clerk and Recorder of Arapahoe County, Colorado, now a first lien upon the premises more particularly demised and described in that certain Lease dated _______________________, by and between East by Southeast Venture, a Missouri general partnership, as Landlord and ___________________________________ as Tenant, and upon other property, in consideration of such leasing and of the sum of One Dollar ($1.00) and other good and valuable consideration, receipt of which is hereby acknowledged,

     Does hereby covenant and agree that the said Mortgage or Deed of Trust shall be and the same is hereby made subordinate to the said Lease with the same force and effect as if the said Lease had been executed, delivered and recorded prior to the execution, delivery and recording of the said Mortgage or Deed of Trust;

     Except, However, that this Subordination shall not affect nor be applicable to and does hereby expressly exclude:

     (a) The prior right, claim and lien of the said Mortgage or Deed of Trust in, to and upon any award or other compensation heretofore or hereafter to be made for any taking by eminent domain of any part of the said premises, and to the right of disposition thereof in accordance with the provisions of the said Mortgage or Deed of Trust,

     (b) The prior right, claim and lien of the said Mortgage or Deed of Trust in, to and upon any proceeds payable under all policies of fire and rent insurance upon the said premises and as to the right of disposition thereof in accordance with the terms of the said Mortgage or Deed of Trust, and

     (c) Any lien, right, power or interest, if any, which may have arisen or intervened in the period between the recording of the said Mortgage or Deed of Trust and the execution of the said lease, or any lien or judgment which may arise at any time under the terms of such lease.

     This Subordination shall inure to the benefit of and shall be binding upon the undersigned, its successors and assigns.

                                      1.

     In Witness Whereof, this Subordination has been duly signed and delivered by the undersigned this ____ day of _______________, 19___.

                                        __________________________________

                                        By: ______________________________
                                            Vice President



                                        By: ______________________________
                                            Assistant Secretary


STATE OF                )
                        )ss.
County of               )

     The foregoing instrument was acknowledged before me this ____ day of _______________, 19___, by _________________________, as Vice President and
_________________________, as Assistant Secretary of ___________________.

     My commission expires: _____________

     Witness my hand and official seal.



                                        __________________________________
                                        Notary Public


                                        Address of Notary: _______________

                                        __________________________________


                                      2.

                               Tenant's Agreement

     The undersigned, as Tenant under the Lease herein described, does hereby accept and agree to the terms of the foregoing Subordination, which shall inure to the benefit of and be binding upon the undersigned and the heirs, executors, administrators, legal representatives, successors and assigns of the undersigned.


                                        By: __________________________

                                            __________________________



STATE OF                )
                        )ss.
County of               )

     The foregoing instrument was acknowledged before me this ____ day of _______________, 19___, by _________________________, as ____________________
of ________________________.

     My commission expires: _____________

     Witness my hand and official seal.



                                        __________________________________
                                        Notary Public


                                        Address of Notary: _______________

                                        __________________________________

                                  Exhibit "E"

1.   Hazardous Materials

     Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any active or other hazardous substances, or materials. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Project any such materials or substances except to use in the ordinary course of Tenant's business, and then only after written notice is given to Landlord of the identity of such substances or materials. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C.
     Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., any applicable state or local laws and the regulations adopted under these acts. If, as a direct or sole result of Tenant's negligence, acts or omissions, any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if such requirement applies to the Premises. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of hazardous substances or materials on the Premises. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in this lease from any release of hazardous materials on the Premises occurring while Tenant is in possession, or elsewhere, if caused solely by the negligence, acts, or omissions of Tenant or persons acting under Tenant. The within covenants shall survive the expiration or earlier termination of the Lease term.